                                                                    EXHIBIT 21.1
                                                                    ------------


                                   RPM, INC.
                                   ---------
  The following is a list of the direct subsidiaries of RPM, Inc. as of August 15, 1995:

                                                                   Percentage of
                                            Jurisdiction of      Securities Owned
 Name                                        Incorporation         By RPM, Inc.
 ----                                        -------------      ------------------
Bondex International, Inc.                        Ohio                 100%

Consolidated Coatings                             Ohio                 100%
  Corporation

Day-Glo Color Corp.                               Ohio                 100%

Kop-Coat, Inc.                                    Ohio                 100%

Mameco International, Inc.                        Ohio                 100%

Republic Powdered Metals, Inc.                    Ohio                 100%

RPM of North Carolina, Inc.                       Ohio                 100%

Talsol Corp.                                      Ohio                 100%

Euchem, Inc.                                      Ohio                 100%

The Testor Corporation                            Ohio                 100%

Westgate Advertising, Inc.                        Ohio                 100%

Label Systems Corporation                         Connecticut          100%

Carboline Company                                 Delaware             100%

RPM of Delaware, Inc.                             Delaware             100% (1)

RPM World Trade, Inc.                             Delaware             100% (2)

Simian Company, Inc.                              Delaware             100%

Stonhard, Inc.                                    Delaware             100%

Wisconsin Protective Coatings                     Delaware             100%
  Corp.

American Emulsions Co., Inc.                      Georgia              100%

Dynatron/Bondo Corporation                        Georgia              100%

Design/Craft Fabric Corporation                   Illinois             100%

Rust-Oleum Corporation                            Illinois             100%

Star Finishing Products, Inc.                     Illinois             100%

                                                                   Percentage of
                                            Jurisdiction of      Securities Owned
 Name                                        Incorporation         By RPM, Inc.
 ----                                        -------------      ------------------
Chemical Specialties                              Maryland             100%
  Manufacturing Corporation

RPM of Mass., Inc.                                Massachusetts        100%

Craft House Corporation                           Michigan             100%

William Zinsser and Co.                           New Jersey           100%
  Incorporated

Floquil-Polly S Color Corp.                       New York             100%

Fopeco, Inc.                                      New York             100%

Mohawk Finishing Products,                        New York             100%
  Inc.

Chemical Coatings, Inc.                           North Carolina       100%

Sentry Polymers, Inc.                             Texas                100%

First Colonial Insurance                          Vermont              100%
  Company

Bondex International                              Canada               100%
  (Canada) Ltd.

RPM/Belgium N.V.                                  Belgium               96% (3)

RPOW/France S.A.                                  France               100%

RPM/Europe B.V.                                   Netherlands          100%

RPM/Luxembourg S.A.                               Luxembourg            88% (4)

RPM Asia Pte. Ltd.                                Singapore            100%

---------------------------------------------

(1)     Will be merged with and into Narragansett/DSI Acquisition Co., Inc. ("NDSI"), a Delaware corporation, pursuant to which
        NDSI (as the surviving corporation) will be acquired by RPM, Inc.

(2)     DISC Corporation.

(3)     The remaining 4% is owned by an affiliate of RPM, Inc.

(4)     The remaining 12% is owned by an affiliate of RPM, Inc.




                                      -2-